Co. ID: 10853 **RESTRICTED STOCK**

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER BUSINESS CORPORATIONS ACT
(Alberta)

NUMBER [redacted]

SHARES [redacted]

PANOSHAN MARKETING CORP.

AUTHORIZED WARRANTS: UNLIMITED
NO PAR VALUE

This Certifies that PUROIL TECHNOLOGY INC.

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective registration statement with respect to the shares or an exemption from the registration requirements of said act that is then applicable to the shares, as to which a prior opinion of counsel may be required by the issuer or the transfer agent."

Is The Record Holder Of * FIVE MILLION FOUR HUNDRED THOUSAND *

WARRANT

PANOSHAN MARKETING CORP. Warrants transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: JULY 1, 2004

SECRETARY

PANOSHAN MARKETING CORP. CORPORATE Seal INCORPORATED UNDER BUSINESS CORPORATIONS ACT (ALBERTA)

PRESIDENT

COUNTERSIGNED & REGISTERED

COUNTERSIGNED Transfer Agent-Authorized Signature

INTERWEST TRANSFER CO. INC. P.O. BOX 17136 / SALT LAKE CITY, UTAH 84117